The unaudited interim financial statements of Avanzar Sales and Distribution, LLC. follow. All currency references in this report are to U.S. dollars unless otherwise noted.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of
Avanzar Sales and Distribution, LLC
Brea, California

We have audited the accompanying balance sheets of Avanzar Sales and Distribution, LLC (the “Company”), as of July 31, 2014 and 2013 and the related statements of comprehensive loss, member's deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration over of internal control over financial reporting as a basis for design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts of disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation.  We believe our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avanzar Sales and Distribution, LLC as of July 31, 2014 and 2013 and the results of their operations and their cash flows for years then ended in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 9 to the financial statements the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 9.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY LLP
www.malonebailey.com
Houston, Texas

September 2, 2015

Avanzar Sales and Distribution, LLC
Balance Sheets

	July 31, 2014	July 31, 2013
ASSETS
Current Assets

Cash	$—	$24,623

Accounts Receivable, net	293,273	414,320

Inventory	294,454	274,431

Prepaid Expense	6,280	10,600

Total Current Assets	594,007	723,974

Other Assets

Investments	26,875	10,000

Property and Equipment, net	147,802	191,527

Total Assets	$768,684	$925,501
LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities

Accounts payable and accrued liabilities	$1,275,852	$1,016,762

Notes Payable	180,958	184,970

Capital Lease Obligations, Current	45,660	56,021

Line of Credit	134,190	5,708

Total Current Liabilities	1,636,660	1,263,461

Capital Lease Obligations, Noncurrent	38,849	84,060

Total Liabilities	1,675,509	1,347,521

Members’ Deficit

Member Contributions	85,470	81,017

Accumulated Other Comprehensive Loss	(73,125)	—

Accumulated deficit	(919,170)	(503,037)

Total Members’ Deficit	(906,825)	(422,020)

Total Liabilities and Members’ Deficit	$768,684	$925,501

The accompanying notes are an integral part of these financial statements

Avanzar Sales and Distribution, LLC
Statements of Operations and Other Comprehensive Loss

	Twelve months Ended July 31, 2014	Twelve months Ended July 31, 2013
Sales:
Products	$2,040,360	$1,781,206
Services	357,606	274,211
Total Sales	2,397,966	2,055,417
Cost of Goods Sold	1,630,661	1,382,551
Gross Profit	767,305	672,866
Operating Expenses:
Depreciation Expense	43,724	43,181
General and Administrative	1,096,402	899,720
Total Operating Expenses	1,140,126	942,901

Other Income (Expenses):
Interest Expense	(50,985)	(25,497)
Other Expense	7,673	—
Total Other Expenses	(43,312)	(25,497)

Net Loss	(416,133)	(295,532)
Other Comprehensive Loss
Unrealized Loss on Investments	(73,125)	—

Total Other Comprehensive Loss	(73,125)	—

Net Comprehensive Loss	$(489,258)	$(295,532)

The accompanying notes are an integral part of these financial statements

Avanzar Sales and Distribution, LLC
Statements of Cash Flows

	Twelve months Ended July 31, 2014	Twelve months Ended July 31, 2013

Cash Flows from Operating Activities
Net Loss	$(416,133)	$(295,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	43,724	43,181
Bad Debt Expense	142,690	33,323
Changes in operating assets and liabilities:
Accounts Receivable	(111,642)	(330,967)
Inventory	(20,023)	(135,663)
Prepaid Expenses	4,320	(400)
Accounts Payable and Accrued Liabilities	259,090	674,675
Net Cash Used in Operating Activities	(97,974)	(11,383)

Cash Flows from Financing Activities
Proceeds from notes payable	20,000	104,970
Repayments of notes payable	(24,012)	—
Net Proceeds from Line of Credit	128,482	5,708
Member Contributions	70,753	74,089
Member Distributions	(66,300)	(71,939)
Repayments of Capital Lease Obligations	(55,572)	(77,581)
Net Cash Provided by Financing Activities	73,351	35,247

Net Change in Cash	(24,623)	23,864
Cash, Beginning of Period	24,623	759
Cash, End of Period	$—	$24,623

Supplemental Disclosures of Cash Flow Information
Cash Paid for Interest	$50,985	$25,497

Noncash Operating and Investing Activities
Shares of Alkame Received for Accounts Receivable	$90,000	$—
Available for Sale Investment Write Down	$73,125	$—

Noncash Investing and Financing Activities
Purchase of Vehicle in Exchange for Capital Lease Obligation	$—	$22,806
The accompanying notes are an integral part of these financial statements

Avanzar Sales and Distribution, LLC
Statements of Members' Deficit
Years ended July 31, 2013 and 2014

	CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance, July 31, 2012	$78,867	$(207,505)	$—	$(128,638)

Member Contributions	74,089	—	—	74,089
Member Distributions	(71,939)	—	—	(71,939)
Net Loss	—	(295,532)	—	(295,532)
Balance, July 31,2013	81,017	(503,037)	—	(422,020)

Member Contributions	70,753	—	—	70,753
Member Distributions	(66,300)	—	—	(66,300)
Net Loss	—	(416,133)	—	(416,133)
Unrealized Loss on Investments	—	—	(73,125)	(73,125)
Balance, July 31,2014	$85,470	$(919,170)	$(73,125)	$(906,825)

The accompanying notes are an integral part of these financial statements

Avanzar Sales and Distribution, LLC
Notes to Financial Statements

1. Nature of Operations

Avanzar Sales and Distribution, LLC (the “Company”) was formed on April 15, 2009, as a Limited Liability Company in the State of California. The Company is a beverage and snack distributor and broker in the Southern California region. The Company’s fiscal year end is July 31.

2. Summary of Significant Accounting Policies

Basis of Presentation. These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents. The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Trade Accounts Receivable.  Trade accounts receivable are recorded at the invoiced amount and do not bear interest. We review the need for an allowance for doubtful accounts quarterly based on historical experience with each customer and the specifics of each arrangement.  Allowances for doubtful accounts were $119,296 and $24,735 as of July 31, 2014 and 2013, respectively.
Inventories. Inventories consists of finished goods which are valued at the lower of cost or market using the first-in, first-out method. An allowance for inventory obsolescence is recognized for slow-moving parts inventory depending on the length of time the related items have been outstanding.

Investments. Investments include available-for-sale securities. The net unrealized gains or losses on available-for-sale securities are recorded as a component of accumulated other comprehensive income, net of income taxes.

Property and Equipment. Property, plant and equipment are recorded at cost and depreciated or amortized using the straight-line method over their estimated useful lives. Upon the retirement or disposition of property and equipment, the related cost and accumulated depreciation or amortization are removed, and a gain or loss is recorded. Leased property meeting certain capital lease criteria is capitalized, and the net present value of the related lease payments is recorded as a liability. Amortization of assets under capital leases is recorded using the straight-line method over the shorter of the estimated useful lives or the lease terms. Maintenance, repairs and minor renewals or betterments are charged to expense as incurred.

Long-Lived Assets. Long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset or asset group exceeds the estimated fair value of the asset or asset group. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amounts or their estimated fair values less costs to sell and are not depreciated.

Revenue Recognition.  The Company recognizes revenue when persuasive evidence exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonable assured.  This typically occurs when the product is delivered for our distribution business. Sales are recorded net of discounts and rebates, sales taxes and estimated returns and allowances. The Company estimates the reduction to sales and cost of sales for returns based on current sales levels and the Company’s historical return experience. The Company’s reserve for sales returns and allowances was not material as of July 31, 2014 and 2013, respectively.

Vendor Incentives. The Company receives incentives in the form of reductions to amounts owed and/or payments from vendors related to cooperative advertising allowances, volume rebates and other promotional considerations. Many of these incentives are negotiated on an annual basis or less (short-term). Cooperative advertising allowances provided as a reimbursement of specific, incremental and identifiable costs incurred to promote a vendor’s products are included as an offset to cost of goods sold, when the cost is incurred.

The Company offsets vendor payables with vendor receivables upon settling the accounts on a monthly basis. During 2014, the Company offset $238,072 accounts receivable and payable. No Accounts were offset during 2013.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, accounts payable, notes payable and capital lease obligations and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value of Financial Instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:
◦Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
◦Level 2 - Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
◦Level 3 - Inputs to the valuation methodology are unobservable; that reflect management’s own assumptions about the assumptions market participants would make and significant to the fair value.

The carrying values reflected in the balance sheets for cash and cash equivalents, trade accounts receivable, and other current assets, accounts payable, and other current liabilities approximate their fair values because of the short maturity of these instruments.
Income Taxes. The Company is treated a partnership for tax purposes. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

The Company recognizes the income tax benefit from an uncertain tax position when it is more likely than not that, based on technical merits, the position will be sustained upon examination, including resolutions of any related appeals or litigation processes. The amount of tax benefit recorded, if any, is limited to the amount that is greater than 50 percent likely to be realized upon settlement with the taxing authority (that has full knowledge of all relevant information). Accrued interest, if any, related to uncertain tax positions is included as a component of income tax expense, and penalties, if incurred, are recognized as a component of operating income or loss. The Company does not have any uncertain tax positions as of any of the periods presented. The Company did not incur interest and penalties for any period presented.
Tax years 2012 through 2014 remain subject to examination by US jurisdictions.

Comprehensive Loss. Accounting Standards Coficiation 220, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the years ended July 31, 2014, the Company had unrealized loss on available-for-sale securities totaling $73,125 that represent a comprehensive loss and, therefore, has included a schedule of comprehensive loss in the financial statements.

Recent Account Pronouncements.  The adoption of recently issued accounting pronouncements are not expected to have a material effect on the Company's future reported financial position or results of operations.

3. Property and Equipment, Net

Property and equipment consists of the following as of July 31,

	2014	2013

Leased property	$266,018	$266,018
Accumulated Depreciation	(118,216)	(74,491)
Property and Equipment, net	$147,802	$191,527

During 2014 and 2013, depreciation expense was $43,724 and $43,181, respectively.

4.  Investments

We own equity securities which were received as payment totaling $90,000 for a broker agreement dated December 24, 2013, which we account for as available-for-sale securities. As of July 31, 2014, the fair value of the securities has to be adjusted to $16,875 and $0. Unrealized loss for the years ended July 31, 2014 for this investment totals $73,125. Additionally, we own a 50% equity stake in a brand purchased for $10,000 in 2011. The brand has not yet been released commercially and as of July 31, 2014 and 2013, it is valued at $10,000. In April 2015, management evaluated the realization of the investment as a result of certain conditions affecting the brand. Management concluded that the investment was impaired and wrote it off.

5. Debt

Notes Payable

Avanzar received proceeds from various unrelated third parties. The notes bear interest at 8% and 12% per annum, mature between August 31, 2015 and December 31, 2015 and are not secured by any collateral. The total principal due as of July 31, 2014 and 2013 is $180,958 and $184,970 respectively. A schedule of the notes payable are below:

Principal at 7/31/2014	Principal at 7/31/2013	Interest Rate	Maturity
$20,000	$20,000	8%	February 28, 2015
$20,000	$20,000	8%	February 28, 2015
$10,000	$10,000	8%	February 28, 2015
$20,000	$20,000	8%	February 28, 2015
$49,970	$49,970	12%	August 31, 2015
$10,000	$10,000	Non-interest bearing	On Demand
$20,000	$20,000	8%	December 31, 2015
$10,988	$35,000	Non-interest bearing	On Demand
$20,000	$—	8%	February 28, 2015
$180,958	$184,970

The notes are convertible into membership units of the Company at the election of the note holder. The conversion rate is one units per dollar of principal. The Company does not expect that any of the note holders will convert into membership units of the company.

The notes payable that were due on February 28, 2015 have not been repaid and are now due on demand.

On August 26, 2014, the Company repaid one of the notes payable in the principal amount of $20,000. On March 1, 2015, the Company repaid one of the notes payable in the principal amount of $20,000.

Line of Credit

On May 27, 2014, Avanzar entered a line of credit with BFS West Capital for a maximum of $168,000. The line of credit bears interest at 50.65% per annum, matures August 2015 and is secured by all personal property of the Company. As of July 31, 2014, the balance due totals $134,190.

6. Commitments

Capital Lease Obligations

On November 2011, the Company leased vehicles for four and five years with monthly payments of $5,531.  We have assessed the leases and deem them to be capital leases. At July 31, 2014, total future minimum payments is as follows:

2015	$58,750
2016	40,917
2017	1,114
Total Minimum Lease Payments	$100,781
Less: Interest	$16,272
Present Value of Minimum Lease Payments	$84,509
Capital Lease Obligation, Current	$45,660
Capital Lease Obligation, Noncurrent	$38,849

7. Transactions with Related Parties

During 2013, the Company received loans from one of its members totaling $35,000, which are included in notes payable in the accompanying balance sheets. At July 31, 2014 and 2013, there was $10,988 and $35,000 outstanding, respectively. The note are non-interest bearing and due on demand.
As of July 31, 2014 and 2013, the Company owes one of its members $15,383 and $13,586, respectively, for advances made to the Company which are due are non-interest bearing and due on demand.

8. Members' Capital

From inception until December 31, 2013, there were 1,529,676 member units outstanding. On January 1, 2014, the 150,024 new membership units to three additional members of which 93,744 units were for consideration for services and 56,280 units were an incentive to lend the Company funds.
During 2014, the Company granted two employees to receive 3.35% and 2.23% of the Company in consideration for their services. The grants have a two year service requirements. Compensation expense for 2014 was deemed to be immaterial.
During 2014, the Company issued equity warrants for the equivalent of 3.35% of the fair value of the Company to a noteholder as incentive to lend the Company funds. The resulting additional paid in capital in connection with the warrants was deemed to be immaterial.

9. Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended July 31, 2014, the Company incurred a net loss of $416,133 during the year ended July 31, 2014, and as of that date, the Company’ had a working capital deficit of $1,042,653 and its total liabilities exceeded its total assets by $906,825. Those factors create an uncertainty about the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its members, the ability of the Company to obtain necessary equity and debt financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to fund operations through equity and debt financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2014.

10. Subsequent Events

On October 24, 2014, the Company entered into an Agreement (the “Membership Interest Purchase Agreement”) with Level 5 Beverage Company, Inc. (“Level 5"), to sell thirty percent (30%) equity position and fifty-one percent (51%) voting interest for the Purchase Price of $500,000 with an option to acquire an additional twenty-one percent (21%) interest and Second Option to acquire up to seventy-five percent (75%) of the Company. The acquisition was accounted for in accordance with Accounting Standard Codification 805, Business Combinations. On February 10, 2015, the initial acquisition initiated in October, 2014 was completed. On March 24, 2015, Level 5 exercised the Initial Purchase Option to acquire an additional twenty-one percent (21%). The consideration payable by Level 5 in connection with the exercise of the initial purchase options to be acquired totals Four Hundred Thousand Dollars ($400,000), of which Two Hundred Thousand Dollars ($250,000) has been paid and the remaining balance of One Hundred Thousand Dollars ($150,000), will be payable as follows: additional payments in amounts of at least Twenty-five Thousand Dollars ($25,000) payable every 30 days until the aggregate of Four Hundred Thousand U.S Dollars ($400,000) is paid in full no later than

December 31, 2015. On April 30, 2015, Level 5 exercised the Second Purchase Option to acquire an additional twenty-four percent (24%). The consideration payable to the existing members of the Company for the Second Purchase Option to be acquired shall be an aggregate of One Million Seventy Hundred Fifty Thousand Dollars ($1,750,000). The Company issued 336,543 shares of its Class C Preferred membership units pursuant to the exercise of the Second Purchase Option to the six (6) existing members of the Company.